Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-282383) of BKV Corporation of our report dated April 29, 2025, relating to the consolidated financial statements of Bedrock Energy Partners, LLC, which appears in this Form 8-K.

/s/ BDO USA, P.C.

Houston, Texas

September 22, 2025